Exhibit 99.1
Alphabet Announces Second Quarter 2021 Results
MOUNTAIN VIEW, Calif. – July 27, 2021 – Alphabet Inc. (NASDAQ: GOOG, GOOGL) today announced financial results for the quarter ended June 30, 2021.
Sundar Pichai, CEO of Google and Alphabet, said: “In Q2, there was a rising tide of online activity in many parts of the world, and we’re proud that our services helped so many consumers and businesses. Our long-term investments in AI and Google Cloud are helping us drive significant improvements in everyone’s digital experience.”
“Our strong second quarter revenues of $61.9 billion reflect elevated consumer online activity and broad-based strength in advertiser spend. Again, we benefited from excellent execution across the board by our teams,” said Ruth Porat, CFO of Google and Alphabet.
Q2 2021 financial highlights
The following table summarizes our consolidated financial results for the quarters ended June 30, 2020 and 2021 (in millions, except for per share information and percentages; unaudited).

	Quarter Ended June 30,
	2020	2021
Revenues	$38,297	$61,880
Change in revenues year over year	(2)%	62%
Change in constant currency revenues year over year(1)	0%	57%

Operating income	$6,383	$19,361
Operating margin	17%	31%

Other income (expense), net	$1,894	$2,624

Net income	$6,959	$18,525
Diluted EPS	$10.13	$27.26
(1)    Non-GAAP measure. See the table captioned “Reconciliation from GAAP revenues to non-GAAP constant currency revenues” for more details.

Q2 2021 supplemental information (in millions, except for number of employees; unaudited)
Revenues, Traffic Acquisition Costs (TAC) and number of employees

	Quarter Ended June 30,
	2020	2021
Google Search & other	$21,319	$35,845
YouTube ads	3,812	7,002
Google Network	4,736	7,597
Google advertising	29,867	50,444
Google other	5,124	6,623
Google Services total	34,991	57,067
Google Cloud	3,007	4,628
Other Bets	148	192
Hedging gains (losses)	151	(7)
Total revenues	$38,297	$61,880

Total TAC	$6,694	$10,929

Number of employees	127,498	144,056
Segment Operating Results

	Quarter Ended June 30,
	2020	2021
Operating income (loss):
Google Services	$9,539	$22,343
Google Cloud	(1,426)	(591)
Other Bets	(1,116)	(1,398)
Corporate costs, unallocated	(614)	(993)
Total income from operations	$6,383	$19,361
Change in the useful lives of our server and network equipment (unaudited)
In January 2021, we completed an assessment of the useful lives of our servers and network equipment and adjusted the estimated useful life of our servers from three years to four years and the estimated useful life of certain network equipment from three years to five years. This change in accounting estimate was effective beginning in fiscal year 2021 and the effect was a reduction in depreciation expense of $721 million and $1.6 billion and an increase in net income of $561 million and $1.2 billion, or $0.84 and $1.81 per basic and $0.83 and $1.78 per diluted share, for the three and six months ended June 30, 2021, respectively.
Stock Repurchase
As we previously announced in April 2021, the Alphabet board authorized the company to repurchase up to an additional $50 billion of its Class C capital stock under our stock repurchase program. On July 22, 2021, the board approved an amendment to the stock repurchase program permitting us to repurchase both Class A and Class C shares, in a manner deemed in the best interest of the company and its stockholders, taking into account the economic cost and prevailing market conditions, including the relative trading prices and volumes of the Class A and Class C shares.

Webcast and conference call information
A live audio webcast of our second quarter 2021 earnings release call will be available on YouTube at https://youtu.be/4ku-6h3vuNw. The call begins today at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available at http://abc.xyz/investor.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (http://abc.xyz/investor).
We also share Google news and product updates on Google’s Keyword blog at https://www.blog.google/, which may be of interest or material to our investors.
Forward-looking statements
This press release may contain forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020, and our most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, which are on file with the SEC and are available on our investor relations website at http://abc.xyz/investor and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. All information provided in this release and in the attachments is as of July 27, 2021. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.
About non-GAAP financial measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: free cash flow; constant currency revenues; and percentage change in constant currency revenues. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, such as our revenues excluding the effect of foreign exchange rate movements and hedging activities. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation from net cash provided by operating activities to free cash flow” and “Reconciliation from GAAP revenues to non-GAAP constant currency revenues” included at the end of this release.
Contact

Investor relations	Media
investor-relations@abc.xyz	press@abc.xyz

Alphabet Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts which are reflected in thousands and par value per share amounts)

	As of December 31,	As of June 30,
	2020	2021
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,465	$23,630
Marketable securities	110,229	112,233
Total cash, cash equivalents, and marketable securities	136,694	135,863
Accounts receivable, net	30,930	31,967
Income taxes receivable, net	454	884
Inventory	728	907
Other current assets	5,490	6,076
Total current assets	174,296	175,697
Non-marketable investments	20,703	25,532
Deferred income taxes	1,084	1,153
Property and equipment, net	84,749	91,697
Operating lease assets	12,211	12,978
Intangible assets, net	1,445	1,626
Goodwill	21,175	22,406
Other non-current assets	3,953	4,298
Total assets	$319,616	$335,387
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,589	$4,708
Accrued compensation and benefits	11,086	10,088
Accrued expenses and other current liabilities	28,631	28,981
Accrued revenue share	7,500	7,438
Deferred revenue	2,543	2,715
Income taxes payable, net	1,485	1,811
Total current liabilities	56,834	55,741
Long-term debt	13,932	14,328
Deferred revenue, non-current	481	510
Income taxes payable, non-current	8,849	8,651
Deferred income taxes	3,561	4,703
Operating lease liabilities	11,146	11,619
Other long-term liabilities	2,269	2,270
Total liabilities	97,072	97,822
Contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value per share, 100,000 shares authorized; no shares issued and outstanding	0	0
Class A and Class B common stock, and Class C capital stock and additional paid-in capital, $0.001 par value per share: 15,000,000 shares authorized (Class A 9,000,000, Class B 3,000,000, Class C 3,000,000); 675,222 (Class A 300,730, Class B 45,843, Class C 328,649) and 667,637 (Class A 301,040, Class B 45,546, Class C 321,051) shares issued and outstanding	58,510	60,436
Accumulated other comprehensive income (loss)	633	190
Retained earnings	163,401	176,939
Total stockholders’ equity	222,544	237,565
Total liabilities and stockholders’ equity	$319,616	$335,387

Alphabet Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except share amounts which are reflected in thousands and per share amounts)

	Quarter Ended June 30,		Year To Date June 30,
	2020	2021	2020	2021
	(unaudited)			(unaudited)
Revenues	$38,297	$61,880	$79,456	$117,194
Costs and expenses:
Cost of revenues	18,553	26,227	37,535	50,330
Research and development	6,875	7,675	13,695	15,160
Sales and marketing	3,901	5,276	8,401	9,792
General and administrative	2,585	3,341	5,465	6,114
Total costs and expenses	31,914	42,519	65,096	81,396
Income from operations	6,383	19,361	14,360	35,798
Other income (expense), net	1,894	2,624	1,674	7,470
Income before income taxes	8,277	21,985	16,034	43,268
Provision for income taxes	1,318	3,460	2,239	6,813
Net income	$6,959	$18,525	$13,795	$36,455

Basic earnings per share of Class A and B common stock and Class C capital stock	$10.21	$27.69	$20.16	$54.32
Diluted earnings per share of Class A and B common stock and Class C capital stock	$10.13	$27.26	$20.00	$53.54
Number of shares used in basic earnings per share calculation	681,768	668,958	684,117	671,089
Number of shares used in diluted earnings per share calculation	687,024	679,612	689,646	680,842

Alphabet Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Quarter Ended June 30,		Year to Date June 30,
	2020	2021	2020	2021
	(unaudited)			(unaudited)
Operating activities
Net income	$6,959	$18,525	$13,795	$36,455
Adjustments:
Depreciation and impairment of property and equipment	3,178	2,730	6,077	5,255
Amortization and impairment of intangible assets	208	215	417	443
Stock-based compensation expense	3,382	3,803	6,573	7,548
Deferred income taxes	(591)	379	(416)	1,479
Gain on debt and equity securities, net	(1,842)	(2,883)	(1,040)	(7,634)
Other	372	(8)	669	(263)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(80)	(3,661)	2,522	(867)
Income taxes, net	783	(1,082)	538	(297)
Other assets	(244)	(199)	(359)	(192)
Accounts payable	146	(130)	(689)	(1,112)
Accrued expenses and other liabilities	1,432	3,731	(2,099)	201
Accrued revenue share	179	473	(692)	29
Deferred revenue	111	(3)	148	134
Net cash provided by operating activities	13,993	21,890	25,444	41,179
Investing activities
Purchases of property and equipment	(5,391)	(5,496)	(11,396)	(11,438)
Purchases of marketable securities	(26,548)	(24,183)	(64,111)	(60,609)
Maturities and sales of marketable securities	24,063	21,419	65,874	60,667
Purchases of non-marketable investments	(739)	(766)	(1,311)	(1,412)
Maturities and sales of non-marketable investments	213	237	473	256
Acquisitions, net of cash acquired, and purchases of intangible assets	(165)	(308)	(355)	(1,974)
Other investing activities	119	23	531	53
Net cash used in investing activities	(8,448)	(9,074)	(10,295)	(14,457)
Financing activities
Net payments related to stock-based award activities	(1,475)	(2,453)	(2,716)	(4,637)
Repurchases of capital stock	(6,852)	(12,796)	(15,348)	(24,191)
Proceeds from issuance of debt, net of costs	0	6,699	1,898	7,599
Repayments of debt	(35)	(7,741)	(1,982)	(8,678)
Proceeds from sale of interest in consolidated entities, net	864	300	2,464	310
Net cash used in financing activities	(7,498)	(15,991)	(15,684)	(29,597)
Effect of exchange rate changes on cash and cash equivalents	51	183	(221)	40
Net decrease in cash and cash equivalents	(1,902)	(2,992)	(756)	(2,835)
Cash and cash equivalents at beginning of period	19,644	26,622	18,498	26,465
Cash and cash equivalents at end of period	$17,742	$23,630	$17,742	$23,630

Reconciliation from net cash provided by operating activities to free cash flow (in millions; unaudited):
We provide free cash flow because it is a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be used for strategic opportunities, including investing in our business and acquisitions, and to strengthen our balance sheet.

Quarter Ended June 30, 2021
Net cash provided by operating activities	$21,890
Less: purchases of property and equipment	(5,496)
Free cash flow	$16,394
Free cash flow: We define free cash flow as net cash provided by operating activities less capital expenditures.

Reconciliation from GAAP revenues to non-GAAP constant currency revenues (in millions, except percentages; unaudited):
We provide non-GAAP constant currency revenues and the non-GAAP percentage change in constant currency revenues because they facilitate the comparison of current results to historic performance by excluding the effect of foreign exchange rate movements and hedging activities, which are not indicative of our core operating results.

	Quarter Ended June 30, 2021
	YoY (using Q2'20's FX rates)	QoQ (using Q1'21's FX rates)
EMEA revenues (GAAP)	$19,084	$19,084
Exclude foreign exchange effect on Q2'21 revenues using Q2'20 rates	(1,425)	N/A
Exclude foreign exchange effect on Q2'21 revenues using Q1'21 rates	N/A	79
EMEA constant currency revenues (non-GAAP)	$17,659	$19,163
Prior period EMEA revenues (GAAP)	$11,363	$17,031
EMEA revenue percentage change (GAAP)	68%	12%
EMEA constant currency revenue percentage change (non-GAAP)	55%	13%

APAC revenues (GAAP)	$11,231	$11,231
Exclude foreign exchange effect on Q2'21 revenues using Q2'20 rates	(350)	N/A
Exclude foreign exchange effect on Q2'21 revenues using Q1'21 rates	N/A	158
APAC constant currency revenues (non-GAAP)	$10,881	$11,389
Prior period APAC revenues (GAAP)	$6,945	$10,455
APAC revenue percentage change (GAAP)	62%	7%
APAC constant currency revenue percentage change (non-GAAP)	57%	9%

Other Americas revenues (GAAP)	$3,364	$3,364
Exclude foreign exchange effect on Q2'21 revenues using Q2'20 rates	(112)	N/A
Exclude foreign exchange effect on Q2'21 revenues using Q1'21 rates	N/A	7
Other Americas constant currency revenues (non-GAAP)	$3,252	$3,371
Prior period Other Americas revenues (GAAP)	$1,839	$2,905
Other Americas revenue percentage change (GAAP)	83%	16%
Other Americas constant currency revenue percentage change (non-GAAP)	77%	16%

United States revenues (GAAP)	$28,208	$28,208
United States revenue percentage change (GAAP)	57%	13%

Hedging gains (losses)	$(7)	$(7)
Revenues (GAAP)	$61,880	$61,880
Constant currency revenues (non-GAAP)	$60,000	$62,131
Prior period revenues, excluding hedging effect (non-GAAP)(1)	$38,146	$55,423
Revenue percentage change (GAAP)	62%	12%
Constant currency revenue percentage change (non-GAAP)	57%	12%
(1)    Total revenues and hedging gains (losses) for the quarter ended June 30, 2020 were $38,297 million and $151 million, respectively. Total revenues and hedging gains (losses) for the quarter ended March 31, 2021 were $55,314 million and $(109) million, respectively.
Non-GAAP constant currency revenues and percentage change: We define non-GAAP constant currency revenues as total revenues excluding the effect of foreign exchange rate movements and hedging activities, and we use it to determine the constant currency revenue percentage change on year-on-year and quarter-on-quarter basis. Non-GAAP constant currency revenues are calculated by translating current quarter revenues using prior period exchange rates and excluding any hedging effect recognized in the current quarter. Constant currency revenue percentage change is calculated by determining the increase in current quarter non-GAAP constant currency revenues over prior period revenues, excluding any hedging effect recognized in the prior period.

Other income (expense), net
The following table presents our other income (expense), net (in millions; unaudited):

	Quarter Ended
	June 30,
	2020	2021
Interest income	$433	$389
Interest expense	(13)	(76)
Foreign currency exchange gain (loss), net	(92)	(51)
Gain (loss) on debt securities, net	387	111
Gain (loss) on equity securities, net(1)	1,455	2,772
Performance fees	(75)	(523)
Income (loss) and impairment from equity method investments, net	(54)	92
Other	(147)	(90)
Other income (expense), net	$1,894	$2,624
(1)Includes all gains and losses, unrealized and realized, on equity investments. For Q2 2021, the net effect of the gain on equity securities of $2,772 million and the performance fees of $523 million increased the provision for income tax, net income, and diluted EPS by $472 million, $1,777 million, and $2.61, respectively. Fluctuations in the value of our investments may be affected by market dynamics and other factors and could significantly contribute to the volatility of OI&E in future periods.

Segment results
The following table presents our revenues and operating income (loss) (in millions; unaudited):

	Quarter Ended June 30,
	2020	2021
Revenues:
Google Services	$34,991	$57,067
Google Cloud	3,007	4,628
Other Bets	148	192
Hedging gains (losses)	151	(7)
Total revenues	$38,297	$61,880

	Quarter Ended June 30,
	2020	2021
Operating income (loss):
Google Services	$9,539	$22,343
Google Cloud	(1,426)	(591)
Other Bets	(1,116)	(1,398)
Corporate costs, unallocated	(614)	(993)
Total income from operations	$6,383	$19,361
We report our segment results as Google Services, Google Cloud, and Other Bets:
•Google Services includes products and services such as ads, Android, Chrome, hardware, Google Maps, Google Play, Search, and YouTube. Google Services generates revenues primarily from advertising; sales of apps, in-app purchases, digital content products, and hardware; and fees received for subscription-based products such as YouTube Premium and YouTube TV.
•Google Cloud includes Google’s infrastructure and data analytics platforms, collaboration tools, and other services for enterprise customers. Google Cloud generates revenues primarily from fees received for Google Cloud Platform services and Google Workspace collaboration tools.
•Other Bets is a combination of multiple operating segments that are not individually material. Revenues from the Other Bets are derived primarily through the sale of internet services as well as licensing and R&D services.
Unallocated corporate costs primarily include corporate initiatives, corporate shared costs, such as finance and legal, including certain fines and settlements, as well as costs associated with certain shared research and development activities. Additionally, hedging gains (losses) related to revenue are included in corporate costs.